EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-42434) pertaining to the Amended 1995 Stock Option Plan of Teekay Corporation (“Teekay”),

(2)	Registration Statement (Form S-8 No. 333-119564) pertaining to the Amended 1995 Stock Option Plan and the 2003 Equity Incentive Plan of Teekay,

(3)	Registration Statement (Form F-3 No. 33-97746) and related Prospectus of Teekay for the registration of 2,000,000 shares of Teekay common stock under its Dividend Reinvestment Plan,

(4)	Registration Statement (Form S-8 No. 333-147683) pertaining to the 2003 Equity Incentive Plan of Teekay,

(5)	Registration Statement (Form S-8 No. 333-166523) pertaining to the 2003 Equity Incentive Plan of Teekay; and

(6)	Registration Statement (Form S-8 333-187142) pertaining to the 2013 Equity Incentive Plan of Teekay;

of our report dated April 13, 2011, with respect to the consolidated statements of loss, comprehensive loss, cash flows and changes in total equity of Teekay Corporation and subsidiaries for the year ended December 31, 2010, included in this Annual Report (Form 20-F) of Teekay for the year ended December 31, 2012.

Vancouver, Canada,	/s/ Ernst & Young LLP
April 29, 2013	Chartered Accountants